                                                                     EXHIBIT 4.1

                                                                          [FORM]

                                   CONOCO INC.

                    Floating Rate Notes due October 15, 2002
                     Floating Rate Notes due April 15, 2003

         Two series of Securities are hereby established pursuant to Section
2.01 of the Indenture dated as of April 15, 1999 (the "Indenture") between Conoco Inc. (the "Company") and Bank One, N.A., as trustee (the "Trustee"), as follows:

         1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

         2. The title of the Floating Rate Notes due October 15, 2002 shall be "Floating Rate Notes due October 15, 2002" (the "2002 Notes") and the title of the Floating Rate Notes due April 15, 2003 shall be "Floating Rate Notes due April 15, 2003" (the "2003 Notes" and, together with the 2002 Notes, the "Notes").

         3. The limit upon the aggregate principal amount of the 2002 Notes and the 2003 Notes that may be authenticated and delivered under the Indenture (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes of such series which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $500,000,000 and $500,000,000, respectively; provided, however, that the authorized aggregate principal amount of each series of the Notes may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect.

         4. The Notes shall be issued as permanent Global Securities under the Indenture. The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Securities under the Indenture.

         5. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Annex A hereto (the "Form of Note").

         6. The date on which the principal of the 2002 Notes and the 2003 Notes is payable shall be October 15, 2002 and April 15, 2003, respectively.

         7. Interest shall be payable in accordance with the provisions of paragraph 1 of the Notes and shall be calculated in accordance with the provisions of paragraph 2 of the Notes. No Additional Amounts with respect to the Notes shall be payable. The date from which interest shall accrue for the Notes of each series shall be October 11, 2001. The Interest Payment Dates on which such interest shall be payable shall be January 15, April 15, July 15 and October 15 of each year, commencing January 15, 2002. The record dates for the interest payable on the

Notes on any Interest Payment Date shall be the January 1, April 1, July 1 and October 1, as the case may be, next preceding such Interest Payment Date.

         8. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee, in The City of New York, and any other office or agency maintained by the Company for such purpose. Payments in respect of Notes evidenced by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

         9. The Paying Agent, Registrar and Calculation Agent (as defined in the Form of Note) for the Notes of each series initially shall be the Trustee. In addition, as long as the Notes of any series are listed on the Luxembourg Stock Exchange, the Company shall maintain a Paying Agent and Registrar for the Notes of such series in Luxembourg, which initially shall be Kredietbank S.A. Luxembourg.

         10. The Notes are not subject to redemption at the option of the Company, and the Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

         11. Each Note that is a Global Security shall bear the legend set forth on the face of the Form of Note.

                                                                         Annex A

                               [FACE OF SECURITY]

                                   CONOCO INC.

                    [FLOATING RATE NOTE DUE OCTOBER 15, 2002]
                     [FLOATING RATE NOTE DUE APRIL 15, 2003]


                                                          CUSIP No._____________

No.__________                                                     $_____________


         Conoco Inc., a Delaware corporation (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to ____________ or registered assigns, the principal sum of ___________________________ Dollars [, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,](1) on [October 15, 2002] [April 15, 2003].

         Interest Payment Dates:   January 15, April 15, July 15 and October 15

         Record Dates:             January 1, April 1, July 1 and October 1

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

Dated:

[SEAL]                                 CONOCO INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

--------
  (1)     This phrase to be included only if the Security is a Global Security.

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

BANK ONE, N.A., as Trustee


By:
    --------------------------------------------------------
         Authorized Officer

         [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York), a New York corporation ("DTC"), shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](2)


--------
  (2)   This paragraph to be included only if the Security is a Global Security.

                              [REVERSE OF SECURITY]

                                   CONOCO INC.

                    [FLOATING RATE NOTE DUE OCTOBER 15, 2002]
                     [FLOATING RATE NOTE DUE APRIL 15, 2003]

         This Security is one of a duly authorized issue of [Floating Rate Notes due October 15, 2002] [Floating Rate Notes due April 15, 2003] (the "Securities") of Conoco Inc., a Delaware corporation (the "Company").

         1. Interest. The Company promises to pay interest on the principal amount of this Security as set forth below from, and including, October 11, 2001 until maturity. The Company will pay interest quarterly on January 15, April 15, July 15 and October 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from, and including, the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from, and including, October 11, 2001; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a "Record Date") and the next succeeding Interest Payment Date, interest shall accrue from, and including, such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2002. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. The period beginning on, and including, October 11, 2001 and ending on, but excluding, the next Interest Payment Date thereafter, and each successive three-month period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "Interest Period."

         2. Calculation of Interest.

         (a) The rate of interest payable from time to time in respect of the Securities (the "Rate of Interest") shall be a floating rate subject to adjustment once for each Interest Period and determined by reference to LIBOR, determined as described below, plus a spread of [0.77] [0.85]% per annum. All percentages resulting from any calculation of the Rate of Interest on the Securities shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Securities shall be rounded to the nearest cent (with one-half cent being rounded upward).

         The Rate of Interest in effect on each day that is not an Interest Reset Date (as defined below) shall be the Rate of Interest determined as of the Interest Determination Date (as defined below) in respect of the next preceding Interest Reset Date. The Rate of Interest in effect on each day that is an Interest Reset Date shall be the Rate of Interest determined as of the Interest Determination Date in respect of such Interest Reset Date.

         (b) The Calculation Agent shall reset the Rate of Interest on each Interest Payment Date and on October 11, 2001 (each, an "Interest Reset Date"). At approximately 11:00 a.m., London time, on the second London Business Day (or, for purposes of the third sentence of paragraph (c) below, the Business Day) next preceding each Interest Reset Date (each, an "Interest Determination Date"), Bank One, N.A., or its successor in this capacity (the "Calculation Agent"), shall calculate the Rate of Interest for the following Interest Period as, subject to the provisions described below, the rate per annum equal to [0.77] [0.85]% above the rate for deposits in United States dollars having a maturity of three months commencing on the first day of such Interest Period that appears on the Telerate Page (as defined below) on such Interest Determination Date. "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

         (c) If no such rate appears on the Telerate Page as specified in paragraph (b) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If, however, the banks selected by the Calculation Agent are not providing quotations in the manner described by the previous sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.

         "Telerate Page" means the display designated as "Page 3750" on Bridge Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

         (d) The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Security outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure upwards to the nearest cent (half a cent being rounded upwards). The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

         The Calculation Agent has determined that the Rate of Interest for the initial Interest Period is [_________] [__________]%.

         (e) Notwithstanding anything herein to the contrary, the Rate of Interest shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         (f) Interest shall cease to accrue on this Security on the maturity date unless, upon presentation of this Security, payment of principal is improperly withheld or refused, in which case, interest shall continue to accrue.

         3. Calculation Agent. So long as any of the Securities remain outstanding, the Company shall maintain under appointment a Calculation Agent, which shall initially be the Trustee, for the purpose of the Securities. If the Trustee shall be unable or unwilling to continue to act as Calculation Agent or if the Calculation Agent fails to calculate properly the Rate of Interest for any Interest Period, the Company shall appoint another leading commercial or investment bank engaged in the London interbank market to act as the Calculation Agent. The Company may change the Calculation Agent without notice. The Calculation Agent may not resign in its duties, and the Company may not change the Calculation Agent, without a successor Calculation Agent having been appointed that meets the requirements of this paragraph.

         All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions hereof relating to the payment and calculation of interest on the Securities, whether by the reference banks referred to in paragraph 2(c) above (or any of them) or the Calculation Agent, shall (in the absence of manifest error) be binding on the Company, the Calculation Agent and all of the holders and owners of beneficial interests in this Securities, and no liability shall (in the absence of manifest error) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

         4. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder's registered address with respect to any Securities.

         5. Paying Agent and Registrar. Initially, Bank One, N.A. (the "Trustee"), the trustee under the Indenture, will act as Paying Agent and Registrar. In addition, as long as the Securities are listed on the Luxembourg Stock Exchange, the Company shall maintain a Paying Agent and Registrar for the Securities in Luxembourg, which initially shall be Kredietbank S.A. Luxembourg. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company or any Subsidiary of the Company may act in any such capacity.

         6. Indenture. The Company issued the Securities under an Indenture dated as of April 15, 1999 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to $500,000,000 in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect. The Indenture provides for the issuance of other series of debt securities (including the Securities, the "Debt Securities") thereunder.

         7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption of the obligations of the Company under the Indenture to Holders in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons);
(iv) to provide any security for the Securities or to add guarantees of the Securities; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or (x) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of the Indenture.

         Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (vii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; or (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities.

         A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

         9. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default by the Company for 30 days in payment of any interest on the Securities; (ii) default by the Company in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding (or, in the event that other Debt Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Debt Securities so affected); or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such default (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities (or such Debt Securities) to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities (or affected Debt Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         10. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.

         11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         12. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or for any obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

         13. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

         15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

         Conoco Inc.
         600 North Dairy Ashford
         Houston, Texas 77079
         Telephone:  (281) 293-2648
         Attention:  Capital Markets

                     SCHEDULE OF EXCHANGES OF SECURITIES(3)

         The following exchanges of a part of this Global Security for other Securities have been made:


                                                                              Principal Amount
                               Amount of                 Amount of             of this Global           Signature of
                              Decrease in               Increase in          Security Following      Authorized Officer
                           Principal Amount          Principal Amount           Such Decrease           of Trustee or
 Date of Exchange       of this Global Security   of this Global Security       (or Increase)        Security Custodian
-----------------      ------------------------  ------------------------     -------------          ------------------









--------
  (3)    This schedule to be included only if the Security is a Global Security.

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                        Your Signature:
      -------------------                  -------------------------------------
                                           (Sign exactly as your name appears on
                                                the face of this Security)

Signature Guarantee:
                   -------------------------------------------------------------
                           (Participant in a Recognized Signature
                                Guaranty Medallion Program)